As filed with the Securities and Exchange Commission on March 26, 2025.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AELUMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	85-2807351
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

27 Castilian Drive

Goleta, California 93117

(805) 351-2707

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Louis Taubman, Esq Hunter Taubman Fischer & Li LLC 950 Third Ave., 19th Floor New York, New York 10022 (212) 530-2206	Mr. Jonathan Klamkin Chief Executive Officer 27 Castilian Drive Goleta, California 93117 (805) 351-2707	Jonathan Zimmerman Tyler Vivian Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, Minnesota 55402 (612) 776-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-285469

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) by Aeluma, Inc. (the “Registrant”) for the sole purpose of registering up to an additional (i) $1,300,000 shares of common stock, and (ii) underwriter warrants to purchase common stock and $65,000 shares of common stock issuable upon exercise of the underwriter warrants. The contents of the Registration Statement on Form S-1, as amended (File No. 333-285469) (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on March 25, 2025, including all exhibits thereto, are incorporated by reference into this registration statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on March 27, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hunter Taubman Fischer & Li LLC

23.1	Consent of Rose, Snyder & Jacobs LLP.

23.2	Consent of Hunter Taubman Fischer & Li LLC (Included in Exhibit 5.1)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Goleta, State of California, on March 26, 2025.

AELUMA, INC.

By:	/s/ Jonathan Klamkin
Name:	Jonathan Klamkin
Title:	Chief Executive Officer & Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jonathan Klamkin	President, Chief Executive Officer, and Chairman	March 26, 2025
Jonathan Klamkin	(Principal Executive Officer)

/s/ James Seo	Interim Chief Financial Officer	March 26, 2025
James Seo	(Principal Financial Officer)

/s/ Craig Ensley	Director	March 26, 2025
Craig Ensley

/s/ Steven DenBaars	Director	March 26, 2025
Steven DenBaars

/s/ John Paglia John Paglia	Director	March 26, 2025

/s/ Michael Byron	Director	March 26, 2025
Michael Byron

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